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Filed Pursuant to Rule 424(B)(5)
Commission File No. 333-155718

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus Supplement (Subject to Completion, Dated December 7, 2010)

(To Prospectus dated June 29, 2009)

2,000,000 shares

Common Stock

        We are offering 2,000,000 shares of our common stock under this prospectus supplement and the accompanying prospectus.

        Our common stock is traded on the NASDAQ Global Market under the symbol "FXEN." On December 6, 2010, the closing price of our common stock on the NASDAQ Global Market was $6.74 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We have engaged Pritchard Capital Partners, LLC as our placement agent in connection with this offering. The placement agent is not required to sell any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the shares offered. We have agreed to pay the placement agent the fees set forth in the table below. The placement agent is not purchasing or selling any securities pursuant to this prospectus supplement or the accompanying prospectus.

	Per Share	Total

Public offering price	$	$

Placement agent's fees	$	$

Proceeds, before expenses, to us	$	$

        Delivery of the shares of common stock will be made on or about December    , 2010. The shares will be delivered only in book-entry form through The Depository Trust Company, New York, New York.

Sole Placement Agent and Bookrunner

Pritchard Capital Partners, LLC

This prospectus supplement is dated December    , 2010.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. You should assume that this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein are accurate only as of their respective dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus dated June 29, 2009, are part of a registration statement on Form S-3 (File No. 333-155718) that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this "shelf" registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $200 million.

        These documents contain important information you should consider when making your investment decision. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains information about the shares issued in this offering. This prospectus supplement may add, update, or change information in the accompanying prospectus. You should rely only on the information provided in this prospectus supplement, in the accompanying prospectus, or in documents incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with any other information.

        This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

        The information contained in the prospectus and the prospectus supplement is accurate only as of the dates of the prospectus and the prospectus supplement, respectively, regardless of the time of delivery of this prospectus supplement or of any sale of the shares.

        References to "we," "us," and "our" in this prospectus supplement include FX Energy, Inc. and our subsidiaries.

ABOUT FX ENERGY

        We are an independent gas and oil company focused on exploration, development, and production opportunities in the Republic of Poland, which has known productive areas that are underexplored, underdeveloped, and underexploited today. We believe the cooperative working environment with the Polish Oil and Gas Company, or POGC, and others allows us to operate effectively with in-country operating and technical personnel, access geological and geophysical data readily, and interact in general with governmental and industry contacts in Poland. Poland is a net importer of gas and oil, and its fiscal regime is favorable to foreign investment, which reinforce the attractiveness of Poland.

        FX Energy was incorporated in Nevada in January 1989. The address of our principal executive office is 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, and our telephone number is 801-486-5555. Our website address is www.fxenergy.com. We do not incorporate the information on our website into this prospectus supplement and prospectus, and you should not consider it part of this prospectus supplement and prospectus.

        For further information regarding us and our financial information, you should refer to our recent filings with the Securities and Exchange Commission. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

THE OFFERING

Common Stock Offered	2,000,000 shares
Common Stock to be Outstanding after the Offering(1)	45,411,027 shares, if all offered shares are sold
Use of Proceeds	General working capital purposes and to accelerate planned exploration and development in our project areas in Poland. See "Use of Proceeds."
Risk Factors	An investment in our common stock involves risks. You should carefully read "Risk Factors" beginning on page S-3 before deciding to invest.
NASDAQ Global Market Symbol	FXEN

(1)
The number of shares of common stock shown above to be outstanding after the offering is based on 43,411,027 shares outstanding on December 6, 2010, and excludes an aggregate of 1,564,551 shares that may be issued on the exercise of outstanding stock options or warrants or the vesting of restricted stock awards.

RISK FACTORS

        An investment in our common stock offered through this prospectus supplement and the accompanying prospectus involves certain risks. You should carefully consider the specific risks relating to this offering set forth below and relating to our business set forth under the caption "Risk Factors" in our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, incorporated by reference herein, before making an investment decision. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Risks Related to this Offering

  You will experience immediate dilution in the book value per share of the common stock you purchase.

        Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an assumed public offering price of $6.74 per share, which was the closing price for the common stock on the NASDAQ Global Market on December 6, 2010, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $6.12 per share in the net tangible book value of the common stock. See "Dilution" for a more detailed discussion of the dilution you will incur in this offering.

  Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

        Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

  Substantial future sales of our common stock in the public market may depress our stock price and make it difficult for you to recover the full value of your investment in our shares.

        As of December 6, 2010, we had approximately 43,411,027 shares of common stock outstanding. Additionally, if all options outstanding as of such date are exercised prior to their expiration and all outstanding restricted stock awards vest prior to their expiration, approximately 1,564,551 additional shares of common stock could become freely tradable. Sales of substantial amounts of common stock in the public market could adversely affect the prevailing market price of our common stock and also could make it more difficult for us to raise funds through future offerings of common stock.

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, and the documents that we have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that are subject to the "safe harbor" created by those sections. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions relating to, among other things:

  •
  whether we will be able to discover and produce gas or oil in commercial quantities from any exploration prospect;

  •
  whether we will be able to borrow funds to develop our oil and gas discoveries in Poland from our current principal lenders, or from any other commercial lender, even if we increase substantially the quantity and value of our reserves that we may be willing to encumber to secure repayment of such borrowings;

  •
  whether the quantities of gas or oil we discover will be as large as our initial estimate of an exploration target area's gross unrisked potential;

  •
  whether the estimated proved quantities of oil and gas reserves that we report using deterministic methods currently mandated by the Securities and Exchange Commission will be as large as the estimated quantities of proved or probable oil and gas reserves that we otherwise publicly announce may be present using probabilistic methods;

  •
  whether actual exploration risks, schedules, and sequences will be consistent with our plans and forecasts;

  •
  the future results of drilling or producing individual wells and other exploration and development activities;

  •
  the prices at which we may be able to sell gas or oil;

  •
  foreign currency exchange-rate fluctuations;

  •
  the financial and operating viability and stability of POGC and other third parties with which we conduct business and on which we rely to supply goods and services and to purchase our oil and gas production;

  •
  exploration and development priorities and the financial and technical resources of POGC, our principal joint venture and strategic partner in Poland; PL Energia S.A., another partner in Poland; or other future partners;

  •
  uncertainties inherent in estimating quantities of proved reserves and actual production rates and associated costs;

  •
  the cost and availability of additional capital that we may require and possible related restrictions on our future operating or financing flexibility;

  •
  our future ability to attract industry or financial participants to share the costs of exploration, exploitation, development, and acquisition activities;

  •
  uncertainties of certain terms to be determined in the future relating to our oil and gas interests, including exploitation fees, royalty rates, and other matters;

  •
  uncertainties regarding future political, economic, regulatory, fiscal, taxation, and other policies in Poland and the European Union; and

  •
  other factors that are not listed above.

        These forward-looking statements are generally identified by words such as "expect," "anticipate," "intend," "believe," "hope," "assume," "estimate," "plan," and other similar words and expressions. Discussions containing these forward-looking statements may be found, among other places, in this prospectus supplement under the captions "Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus supplement except as required by law. Before deciding to purchase our securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference.

 USE OF PROCEEDS

        We estimate the net proceeds to us from the sale of 2,000,000 shares of common stock in this offering will be approximately $12.7 million, after deducting the placement agent's fees and estimated offering expenses of approximately $100,000 based on an assumed public offering price of $6.74 per share, which was the closing price of our common stock on the NASDAQ Global Market on December 6, 2010.

        We intend to use the net proceeds of this offering for general working capital purposes and to accelerate planned exploration and development activities and construction of production facilities in our project areas in Poland. Pending such uses, the net proceeds of this offering will be invested in short-term, investment-grade, interest-bearing securities or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

        We have never declared or paid any cash dividends on our capital stock. We intend to retain any future earnings to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future.

PRICE RANGE OF COMMON STOCK

        The following table sets forth, for the periods indicated, the high and low closing prices for our common stock as quoted under the symbol "FXEN" on the NASDAQ Global Market, or its predecessor, Nasdaq National Market:

	Low	High
2010:
Fourth Quarter (through December 6, 2010)	$4.12	$6.74
Third Quarter	3.02	4.14
Second Quarter	3.40	4.88
First Quarter	2.85	3.55
2009:
Fourth Quarter	2.39	3.28
Third Quarter	3.05	4.71
Second Quarter	2.91	4.56
First Quarter	2.13	3.54
2008:
Fourth Quarter	2.05	7.20
Third Quarter	4.95	8.66
Second Quarter	4.44	5.81
First Quarter	3.98	5.94

DILUTION

        If you purchase our shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of outstanding shares of our common stock.

        Our net tangible book value (unaudited) at September 30, 2010, was approximately $15.6 million or $0.36 per share, based on 43,267,071 shares of our common stock outstanding as of September 30, 2010. After giving effect to the sale of 2,000,000 shares of common stock by us at an assumed public offering price of $6.74 per share, which was the closing price of our common stock on the NASDAQ Global Market on December 6, 2010, less the placement agent's fees and our estimated offering expenses, our net tangible book value (unaudited) at September 30, 2010, would have been approximately $28.3 million, or $0.62 per share. This represents an immediate increase in the net tangible book value of $0.26 per share to existing stockholders and an immediate dilution of $6.12 per share to investors in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share	$6.74
Net tangible book value per share as of September 30, 2010, (unaudited)	0.36
Increase in net tangible book value per share after the offering	0.26
Net tangible book value per share after this offering	0.62

Dilution per share to new investors	$6.12

 PLAN OF DISTRIBUTION

        We are offering the shares of common stock on a best-efforts basis through Pritchard Capital Partners, LLC, as placement agent. The placement agent has agreed to act as placement agent for the sale of the shares of common stock, subject to the terms and conditions contained in a Placement Agency Agreement dated as of December    , 2010, between us and the placement agent. The placement agent is not purchasing or selling any securities under this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities.

        The Placement Agency Agreement provides that the obligations of the placement agent and the closing of the sale of the shares of common stock offered hereby are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, accountants' letters, and certificates.

        We will pay the placement agent a fee equal to 5.0% of the gross proceeds of the sale of the shares of common stock offered hereby. We also will reimburse the placement agent for legal and other expenses incurred by it up to $50,000 in the aggregate. In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of this offering exceed 8.0% of the gross proceeds of the offering. The following table shows the per share and total fees and expenses we will pay to the placement agent in connection with the sale of the shares of common stock offered pursuant to this prospectus supplement.

	Per Share	Total
Fees	$	$
Legal and other expenses (not to exceed)	$	$
Total	$	$

        Because there is no minimum offering amount required as a condition to closing in this offering, the actual total fees are not presently determinable and may be less than the amount set forth above. The estimated offering expenses payable by us, in addition to the placement agent's fees, are approximately $100,000, which includes legal, accounting and printing costs, and various other fees associated with the offering, including legal and other expenses of the placement agent.

        We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the Placement Agency Agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

        We and each of our directors and executive officers have agreed that we will not offer, sell, assign, transfer, pledge, contract to sell, grant any option to purchase, make any short sale, or otherwise dispose of any shares of our common stock, or securities convertible into or exercisable or exchangeable for shares of our common stock, without the prior written consent of Pritchard Capital Partners, LLC, for a period of 60 days from the date of this prospectus supplement. The lock-up provisions summarized above are subject to customary exceptions, including, with respect to us, the issuance of securities pursuant to our equity incentive plans, and with respect to our directors and executive officers, transfers of common shares as bona fide gifts or for certain estate planning purposes. In addition, the lock-up agreements permit sales that may be consummated after the completion of this offering by executive officers and others of up to an aggregate of 105,000 shares of our common stock.

        This is a brief summary of the material provisions of the Placement Agency Agreement with the placement agent and does not purport to be a complete statement of its terms and conditions. A copy of the Placement Agency Agreement will be on file with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K to be filed by us.

        Our common stock is traded on the NASDAQ Global Market under the symbol "FXEN."

        A prospectus supplement and prospectus in electronic format may be made available on websites maintained by the placement agent, and the placement agent may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

        The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus has been passed upon for us by Kruse Landa Maycock & Ricks, LLC, Salt Lake City, Utah. Certain legal matters in connection with the offering have been passed upon for the placement agent by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to FX Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Estimates of our proved and probable Polish natural gas reserves as of December 31, 2009, incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009, were prepared by RPS Energy, an independent engineering firm in the United Kingdom, as stated in its report with respect thereto, and are incorporated by reference in this prospectus supplement and the accompanying prospectus on the authority of such firm as experts in petroleum engineering.

        Estimates of our proved United States oil reserves as of December 31, 2009, incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009, were prepared by Hohn Engineering, PLLC, an independent engineering firm in Billings, Montana, as stated in its report with respect thereto, and are incorporated by reference in this prospectus supplement and the accompanying prospectus on the authority of such firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. The registration statement that contains this prospectus supplement and the accompanying prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus supplement and the accompanying prospectus.

        We file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the Securities and Exchange Commission's website at http://www.sec.gov.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings (in all cases, other than the filings or portions thereof deemed to be "furnished" to the Securities and Exchange Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K) we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering:

  1.
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 17, 2010, as amended on Form 10-K/A, as filed March 19 and April 30, 2010.

  2.
  Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, as filed with the Securities and Exchange Commission on May 10, 2010, for the quarter ended June 30, 2010, as filed with the Securities and Exchange Commission on August 9, 2010, and for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission on November 9, 2010.

  3.
  Our Current Reports on Form 8-K as filed with the Securities and Exchange Commission on January 13, February 1, February 17, March 17, May 5, May 10, June 8, June 8, July 6, July 15, July 20, August 9, August 9, August 11, September 27, October 5, October 7, October 12, October 19, and November 9, 2010.

  4.
  Our definitive proxy statement for our 2010 annual meeting of stockholders on Schedule 14A filed with the Securities and Exchange Commission on August 31, 2010.

  5.
  The description of our common stock contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2004, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address: FX Energy, Inc., 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106; attention: Scott J. Duncan, telephone 801-486-5555, facsimile 801-486-5575, e-mail scottduncan@fxenergy.com.

PROSPECTUS

FX ENERGY, INC.

$200,000,000
Common Stock, Preferred Stock, Warrants,
Senior Debt Securities, and Subordinated Debt Securities

        We may offer common stock, preferred stock, warrants, senior debt securities, and subordinated debt securities consisting of a combination of any of these securities at an aggregate initial offering price not to exceed $200,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our common stock is quoted on the NASDAQ Global Market under the symbol "FXEN." On June 8, 2009, the closing price of our common stock was $4.26 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

        You should refer to the risk factors included in the periodic reports and other information that are on file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

The date of this prospectus is June 29, 2009.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under "Information Incorporated by Reference." We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement. If you receive any other information, you should not rely on it.

        The information contained in this prospectus and the accompanying prospectus supplement is accurate only as of the dates on the cover pages of this prospectus or the accompanying prospectus supplement, as applicable. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate as of any other date. The information incorporated by reference into this prospectus or the accompanying prospectus supplement is accurate only as of the date of the document incorporated by reference. Any statement made in this prospectus, the accompanying prospectus supplement, or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, the accompanying prospectus supplement, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only to the extent so modified or superseded. See "Information Incorporated by Reference."

        We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $200,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings "Available Information" and "Information Incorporated by Reference" before investing in any of the securities offered.

        We may sell securities to or through underwriters or dealers, and we may also sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers, or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be set forth in an accompanying prospectus supplement.

        Unless the context otherwise requires, all references in this prospectus to "us," "our," "we," "the Company," or other similar terms include FX Energy, Inc., our subsidiaries, and the entities or enterprises organized under Polish law in which we have an interest and through which we conduct our activities in that country.

AVAILABLE INFORMATION

        We are a public company and are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov. In addition, because our stock is listed for trading on the NASDAQ Global Market, you can read and copy reports and other information concerning us at the offices of the NASDAQ Stock Market located at One Liberty Plaza, 165 Broadway, New York, New York 10006.

        We filed a registration statement on Form S-3 under the Securities Act with the SEC respecting the securities being offered pursuant to this prospectus. This prospectus is only part of the registration statement and omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

  •
  inspect a copy of the registration statement, including the exhibits and schedules, without charge at the SEC's Public Reference Room;

  •
  obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

  •
  obtain a copy from the SEC website.

        Our mailing address is 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, and our Internet address is www.fxenergy.com. Our telephone number is (801) 486-5555. General information, financial news releases, and filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports are available free of charge on the SEC's website at www.sec.gov. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

 THE COMPANY

        We are an independent gas and oil exploration and production company with principal production, reserves, and exploration activities in Poland, although we have modest oil production and oilfield service activities in the United States. We believe Poland is a unique international exploration opportunity. Relatively little gas has been discovered in Poland's sector of the North European Permian Basin, compared to the discoveries in the UK, Dutch, and German sectors. For most of the 20th century, Poland was closed to exploration by foreign gas and oil companies. Consequently, we think the Polish Permian Basin is underexplored and underexploited, and therefore has high potential for discovering significant amounts of gas and oil.

        Acting on this thesis, we have acquired a large land position and we are conducting a focused exploration program. Independent engineers estimated our total proved gas and oil reserves at 45.9 billion cubic feet of natural gas equivalent, or Bcfe, at year-end 2008. The PV-10 Value of these reserves at year-end 2008 was approximately $118 million, which is equal to approximately $2.79 per share of stock outstanding at year-end. Our gas and oil reserve volumes in Poland have increased at a compound annual growth rate of 34% since 2003 and by 46% in just the last year. Our production volume has increased at an annual rate of 52% from 2005 to 2008. These increases are attributable to our exploration in Poland. With a view to future growth in reserves and production, we now hold 5.4 million gross acres (4.9 million net acres) in Poland.

        During 2008, our production volumes declined due to the decline in production from our Wilga well in Poland, although our revenues were relatively stable as a result of generally higher prices during the same period. The completion of production facilities for additional wells in Poland should lead to increased production over 2007 and 2008 levels during 2009.

        We are acutely aware of the global economic crisis and we are mindful of the need to stay alert and act reasonably. We believe our business strategy is sound and that our resources and opportunities, carefully managed, will allow us to continue growing through the next several years. See "Adapting to the Global Economic Crisis" below.

        References to us in this prospectus include FX Energy, Inc., our subsidiaries, and the entities or enterprises organized under Polish law in which we have an interest and through which we conduct our activities in that country.

        We hold substantial acreage in productive fairways or geological trends, primarily in Poland, that we consider underexplored and underdeveloped, where we believe we have the opportunity to find significant gas and oil reserves while mitigating risk through the application of new exploration technology. Our strategy is to:

  •
  increase production and reserves in our core area;

  •
  use revenues from our core area to support high potential exploration on our substantial non-core acreage.

        We believe Poland has substantial undiscovered hydrocarbon potential. The continuous advances in exploration technology around the world were not immediately applied in Poland during the period it was behind the "Iron Curtain." Acting on this thesis, we have accumulated a large land position in known productive regions or geologic trends and in selected "rank wildcat" areas in Poland. We have assembled a sophisticated technical team with modern exploration tools and generated a number of attractive gas prospects. This has already begun to bear fruit with several new discoveries on which to build a production base to support our ongoing exploration program in Poland.

        Some of our Polish operations are conducted in partnership with the Polish Oil and Gas Company, or POGC. POGC is a fully integrated oil and gas company, which is largely owned by the Treasury of the Republic of Poland. POGC is Poland's principal domestic oil and gas exploration, production, transportation, and distribution entity. Under our existing agreements, POGC has provided us with access to exploration opportunities, previously collected exploration data, and technical and operational support. We also use geophysical and drilling services provided by POGC and sell our gas production to POGC.

        Our current ongoing exploration and development expenditures in Poland, as well as ongoing operating losses, are funded with our working capital resulting from the previous sales of common stock, revenues generated from oil and gas production as well as our oilfield services segment, and draw-downs under our $25 million senior secured credit facility.

        We were formed as a Nevada corporation in 1989. Our stock trades on the NASDAQ Global Market under the symbol "FXEN." Our corporate offices are located at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106 USA. The corporate telephone number is (801) 486-5555. In Montana, we own a 16,160 square foot building located at the corner of Central and Main in Oilmont. We also have an office in Warsaw, Poland, located at Ul. Chalubinskiego 8.

Adapting to the Global Economic Crisis

        The impact on the gas and oil industry of the current global economic crisis has been sudden, dramatic, and wide-ranging. As with most companies in this industry, we are not immune from many of the negative effects of this crisis. In the reports incorporated by reference, we identify and discuss some of the following areas of concern, and provide some discussion as to our plans to protect and exploit our assets and continue to methodically increase our shareholder value.

  •
  Global oil prices have dropped rapidly from unprecedented mid-2008 highs to significantly lower prices at year-end. In Poland, all of our gas production is sold to POGC and is tied to published tariffs for gas sold to wholesale consumers that in turn are based in large part on the historical cost of Russian imported gas. With the recent drop in oil prices, there is a possibility that the cost of imported gas may decline, which in turn may cause the Polish regulator to decrease the cost of gas sold by POGC and thereby reduce the price POGC pays to us.

  •
  We see a greater impact on our revenues and reserves from the declines in oil prices than from changes in gas prices. The decline in oil prices has the following principal adverse effects:

  •
  The reduction in oil revenues will impact our ability to execute a robust capital program during 2009.

  •
  Price declines also reduce both the value and the economic volumes of our proved oil reserves in the United States and led to impairment charges at existing wells, where the estimated year-end 2008 reserve values, calculated at year-end prices, are no longer sufficient to cover the existing capitalized costs.

  •
  We do not know what impact the distress in the banking industry in general, and on the Royal Bank of Scotland, or RBS, in particular, will have on us. Despite the fact that we believe we have reserve volumes and values that would warrant a sizable increase in this facility in normal economic times, there is no guarantee that RBS will, in fact, increase the amount of funds available to us, which may, in turn, restrict the amount of capital we are able to apply in our development programs in Poland.

  •
  Our stock price has declined more than 70% from its 2008 peak and, as of early March 2009, 46% over the preceding 12 months, which may restrict the amount of capital we will be able to apply in our development programs in Poland.

  •
  Because of the circumstances discussed above, we are acutely aware of the need to preserve and be judicious in our use of existing capital and are adjusting our capital and operating budgets. We are not initiating new capital projects in 2009 until the commencement of production at our Roszkow well in Poland, and we are reducing cash overhead costs by approximately 10% from 2008 levels, primarily by reducing compensation and other controllable costs.

  •
  The drop in oil prices and the adjusted timing of our capital budget caused us to record property impairment charges during 2008 of $11.0 million related to two of our recent drilling projects in Poland due to adjustments in the timing of our capital plans and $3.8 million related to our producing oil wells in the United States due to lower reserve values.

  •
  During the past 12 months, the Polish zloty has fluctuated between a low of 2.02 zlotys per U.S. dollar in August of 2008 to a high of 3.88 zlotys per dollar in late February of 2009. As the U.S. dollar strengthens, the U.S. dollar denominated amount of revenue paid in zlotys declines; conversely, when the U.S. dollar weakens, the U.S. dollar denominated amount of revenues paid in zlotys increases. Should exchange rates in effect during early 2009 continue throughout the year, we expect the exchange rates to have a negative impact on our U.S. dollar denominated revenues, but a corresponding positive impact on the U.S. dollar cost of our capital expenditures in Poland.

  •
  During October 2008, we drew down the remaining $14 million available under our Senior Credit Facility and purchased approximately $14.7 million in Polish zloty forward contracts at a rate which, at the time, was a 52-week low for the zloty. The amount of these forward contracts was matched to our committed capital expenditures in Poland. Further, in connection with contracts maturing in the first quarter of 2009, we recorded an additional loss of approximately $888,000 when we marked them to market at December 31, 2008, at which time the exchange rate was 2.9 zlotys per U.S. dollar.

        For additional information concerning our business and affairs, please refer to the documents incorporated by reference that are listed under the caption "Information Incorporated by Reference."

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents that we have filed with the Securities and Exchange Commission that are included or incorporated by reference in this prospectus contain statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements. We intend that the forward-looking statements will be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

        Readers of this prospectus are cautioned that any forward-looking statements, including those regarding us or our management's current beliefs, expectations, anticipations, estimations, projections, strategies, proposals, plans, or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties, such as:

  •
  whether we will be able to discover and produce oil or gas in commercial quantities from any exploration prospect;

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  whether the quantities of oil or gas we discover will be as large as our initial estimate of an exploration target area's gross unrisked potential;

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  whether actual exploration risks will be consistent with our forecasts;

  •
  whether our efforts to acquire new or expand existing exploration or development prospects will be successful or will be successful on terms favorable to us;

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  future drilling and other exploration schedules and sequences for wells and other activities;

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  the future results of drilling individual wells and other exploration and development activities;

  •
  future variations in well performance as compared to initial test data;

  •
  the ability to economically develop and market discovered reserves;

  •
  the prices at which we may be able to sell oil or gas;

  •
  foreign currency exchange rate fluctuations;

  •
  exploration and development priorities and the financial and technical resources of POGC, our principal joint venture and strategic partner in Poland;

  •
  uncertainties inherent in estimating quantities of proved reserves and actual production rates and associated costs;

  •
  future events that may result in the need for additional capital;

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  the cost and availability of additional capital that we may require and possible related restrictions on our future operating or financing flexibility;

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  our future ability to attract industry or financial participants to share the costs of exploration, exploitation, development, and acquisition activities;

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  future plans and the financial and technical resources of industry or financial participants;

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  uncertainties of certain terms to be determined in the future relating to our oil and gas interests, including exploitation fees, royalty rates, and other matters;

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  uncertainties regarding future political, economic, regulatory, fiscal, taxation, and other policies in Poland and the European Union; and

  •
  other factors that are not listed above.

        Discussions containing these forward-looking statements may be found, among other places, in this prospectus under the captions "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission.

        These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus except as required by law. Before deciding to purchase our securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus and in the documents incorporated by reference.

RISK FACTORS

        An investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our quarterly report on Form 10-Q for the quarter ended March 31, 2009, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

 USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments, and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the periods indicated as follows:

			Year Ended December 31,
	Three Months Ended March 31, 2009
			2008		2007		2006		2005		2004
Ratio of earnings to fixed charges and preferred stock dividends(b)		(a)		(a)		(a)		(a)		(a)		(a)

(a)
The ratio indicates a less than one-to-one coverage because the earnings were inadequate to cover fixed charges for the 2009, 2008, and 2007 periods, and the ratio was not applicable during the 2006, 2005, and 2004 periods as we incurred no fixed charges. We had no historical earnings for the period ended March 31, 2009, and for the years ended December 31, 2008, 2007, 2006, 2005, and 2004 to apply toward our fixed charges. The amounts of the deficiencies were $(24.4) million for the period ended March 31, 2009, and $(54.0) million, $(11.7) million, $(13.8) million, $(11.4) million, and $(12.6) million in 2008, 2007, 2006, 2005, and 2004, respectively, for the ratio of earnings to fixed charges and preferred stock dividends. We had fixed charges related to long-term debt of $0.1 million for the period ended March 31, 2009, and $0.7 million, $0.4 million, $0, $0, and $0 in 2008, 2007, 2006, 2005, and 2004, respectively. These ratios are based on continuing operations. "Earnings" is determined by adding:

•
income before income taxes, and

•
fixed charges, net of interest capitalized.

"Fixed charges" consist of interest (whether expensed or capitalized), and, if appropriate, that portion of rentals considered to be representative of the interest factor. "Fixed charges and preferred stock dividends" represent fixed charges (as described above) and preferred stock dividend requirements of FX Energy.

(b)
No Preferred Stock outstanding.

DESCRIPTION OF CAPITAL STOCK

        We are authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock (including 1,000,000 shares of Series A Participating Preferred Stock), $0.001 par value.

Common Stock

        As of June 8, 2009, we had 42,451,978 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute.

        Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

        Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future. In certain cases, common stockholders may not receive dividends, if and when declared by the board of directors, until we have satisfied our obligations to any preferred stockholders.

        The board of directors has authority to authorize the offer and sale of additional authorized but unissued securities without the vote of or notice to existing stockholders, and it is likely that additional securities will be issued to provide future financing. The issuance of additional securities could dilute the percentage interest and per share book value of existing stockholders.

Preferred Stock

        Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company and voting rights, if any.

        If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

  •
  the title of the series of preferred stock and the number of shares offered;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, if any, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

  •
  the voting rights of the preferred stock;

  •
  whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

  •
  whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

  •
  the liquidation preference of the preferred stock; and

  •
  any additional rights, preferences, and limitation of the preferred stock.

        The description of the terms of a series of preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to that series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or as a document incorporated by reference.

        Any preferred stock will, when issued, be fully paid and nonassessable.

  Series A Participating Preferred Stock

        We are authorized to issue 1,000,000 shares of Series A Participating Preferred Stock. Such preferred stock is nonredeemable and subordinate to any other series of our preferred stock that may at any time be issued. We currently do not have any preferred stock outstanding. The Series A Participating Preferred Stock is authorized for issuance pursuant to the preferred stock purchase rights that trade with the common stock, as described below. Each share of Series A Participating Preferred Stock is entitled to receive, when, as and if declared, a dividend in an amount equal to one hundred times the cash dividend declared on each share of common stock and one hundred times any noncash dividends declared with respect to each share of common stock, in like kind, other than a dividend payable in shares of common stock. In the event of liquidation, the holder of each share of Series A Participating Preferred Stock shall be entitled to receive a liquidation payment in an amount equal to one hundred times the liquidation payment made per share of our common stock. Each share of Series A Participating Preferred Stock has one hundred votes, voting together with the common stock and not as a separate class, unless otherwise required by law or our articles of incorporation. In the event of any merger, consolidation, or other transaction in which shares of our common stock are exchanged, each share of Series A Participating Preferred Stock is entitled to receive one hundred times the amount received per share of our common stock.

        Each share of our common stock includes one right (a Right) that entitles the registered holder to purchase from us one one-hundredth (1/100) of a share of Series A Participating Preferred Stock at an exercise price of $100 per Right, subject to adjustment to prevent dilution. Initially the Rights will not be exercisable, certificates for the Rights will not be issued, and unless and until the Rights become exercisable, they will be transferred with and only with the shares of common stock. The Rights are exercisable on the separation date, which will occur on the earlier of: (i) 10 calendar days following a public announcement that certain persons or groups have acquired 20% or more of our outstanding voting shares; (ii) 10 calendar days following the commencement or public announcement of the intent of any person to acquire 20% or more of our outstanding voting shares; or (iii) such later date as may be fixed by the board of directors. Following the separation date, certificates representing the Rights will be mailed to holders of record of common stock and thereafter such certificates alone will evidence the Rights. If any person acquires more than 20% of our outstanding common stock or we engage in certain business combinations, other than pursuant to a tender or exchange offering for all shares of common stock approved by the board of directors, the Rights become exercisable for common stock, in lieu of Series A Participating Preferred Stock, by paying one half of the exercise price of the Right for a number of shares of our common stock having an aggregate market price equal to such exercise price. Any Rights that are or were beneficially owned by a person that has acquired 20% or more of the outstanding common stock will become void.

        We may redeem the Rights at $0.01 per Right at any time until 10 business days after public announcement that a person has acquired 20% or more of the outstanding shares of our common stock, provided that the redemption is approved by our Rights Redemption Committee, a committee consisting of at least three continuing directors, a majority of whom are not our employees. The Rights will expire on April 4, 2017, unless earlier redeemed by us. Unless the Rights have been previously redeemed, all shares of common stock issued by us will include Rights. As long as the Rights are redeemable, the Rights Redemption Committee without further stockholder approval may, except with respect to the exercise price or expiration date of the Rights, amend the Rights in any matter that, in the opinion of the board of directors, does not materially adversely affect the interests of holders of the Rights.

        The stockholders' Rights Agreement contemplates that we will reserve a sufficient number of authorized but unissued shares of common stock to permit the exercise in full of the Rights granted to the current stockholders should these Rights become exercisable.

Transfer Agent and Registrar

        Our transfer agent and registrar is Fidelity Transfer Company, 8915 South 700 East, Suite 102, Sandy, Utah 84070 and can be reached at (801) 562-1300.

DESCRIPTION OF WARRANTS

General Description of Warrants

        We may issue warrants for the purchase of debt securities, preferred stock, or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

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  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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  information relating to book-entry procedures, if any;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  antidilution provisions of the warrants if any;

  •
  redemption or call provisions, if any, applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

  •
  the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

  •
  the dates on which the right to exercise the warrants commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  antidilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

        Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

 DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may issue separately, upon conversion or exchange of preferred stock or upon exercise of a debt warrant, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indentures under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities. The debt securities will represent our unsecured general obligations, unless otherwise provided in the prospectus supplement.

        The debt securities will be issued under indentures between us and a trustee that will be named in the applicable prospectus supplement, and may be supplemented or amended from time to time following its execution. The indentures, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939.

        The forms of indentures give us broad authority to set the particular terms of each series of debt securities issued thereunder, including the right to modify certain of the terms contained in the indentures.

        Except to the extent set forth in a prospectus supplement, the indentures do not contain any covenants or restrictions that afford holders of the debt securities special protection in the event of a change of control or highly leveraged transaction.

General

        The indentures will not limit the aggregate principal amount of debt securities that may be issued under it and will provide that debt securities may be issued in one or more series, in such form or forms, with such terms, and up to the aggregate principal amount that we may authorize from time to time. Our board of directors will establish the terms of each series of debt securities, and such terms will be set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of the debt securities offered pursuant to any prospectus supplement will be described in the prospectus supplement. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series.

        The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer (to the extent applicable to the debt securities):

  •
  the title and designation of the debt securities (which shall distinguish debt securities of one series from debt securities of any other series), including whether the debt securities shall be issued as senior debt securities, senior subordinated debt securities, or subordinated debt securities, any subordination provisions particular to such series of debt securities, and whether such debt securities are convertible and/or exchangeable for other securities;

  •
  the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities;

  •
  the date or dates (whether fixed or extendable) on which the principal of the debt securities is payable or the method of determination thereof;

  •
  the rate or rates (which may be fixed, floating, or adjustable) at which the debt securities shall bear interest, if any, the method of calculating the rates, the date or dates from which interest shall accrue or the manner of determining those dates, the interest payment dates on which interest shall be payable, the record dates for the determination of holders to whom interest is payable, and the basis upon which interest shall be calculated if other than that of a 360-day year;

  •
  the place or places where the principal and premium, if any, make-whole amount, if any, and interest on the debt securities, if any, shall be payable, where the holders may surrender debt securities for conversion, transfer, or exchange and where notices or demands to or upon us may be served;

  •
  any provisions relating to the issuance of the debt securities at an original issue discount;

  •
  the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise (including the form or method of payment if other than in cash);

  •
  our obligation, if any, to redeem, purchase, or repay the debt securities pursuant to any mandatory redemption, sinking fund, or analogous provisions, or at the option of a holder, the price at which, the period within which, and the terms and conditions upon which the debt securities shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligation (including the form or method of payment thereof if other than in cash) and any provisions for the remarketing of the debt securities;

  •
  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of the maturity or provable in bankruptcy or, if applicable, the portion of the principal amount that is convertible or exchangeable in accordance with the provisions of the debt securities or the resolution of our board of directors or any supplemental indenture pursuant to which such debt securities are issued;

  •
  any events of default with respect to the debt securities, in lieu of or in addition to those set forth in the indentures and the remedies therefor;

  •
  our obligation, if any, to permit the conversion or exchange of the debt securities of such series into common shares or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion shall be effected (including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments, and any other provision relative to such obligation) and any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars, or any other agents with respect to the debt securities;

  •
  the currency or currency units, including composite currencies, in which the debt securities shall be denominated if other than the currency of the United States of America;

  •
  if other than the currency or currency units in which the debt securities are denominated, the currency or currency units in which payment of the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities shall be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the determination of the principal amount outstanding);

  •
  if the principal of, premium, if any, make-whole amount, if any, or interest on the debt securities is to be payable, at our election or the election of a holder, in currency or currency units other than that in which the debt securities are denominated or stated, the period within which, and the terms and conditions upon which, such election may be made and the time and manner of and identity of the exchange rate agent with responsibility for determining the exchange rate between the currency or currency units in which the debt securities are denominated or stated to be payable and the currency or currency units in which the debt securities will be payable;

  •
  if the amount of the payments of principal of, premium, if any, make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which the amount shall be determined from that index;

  •
  whether and under what circumstances we will pay additional amounts on the debt securities held by foreign holders in respect of any tax, assessment, or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts;

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  if receipt of certain certificates or other documents or satisfaction of other conditions will be necessary for any purpose, including as a condition to the issuance of the debt securities in definitive form (whether upon original issue or upon exchange of a temporary debt security), the form and terms of such certificates, documents, or conditions;

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  any other affirmative or negative covenants with respect to the debt securities, including certain financial covenants;

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  whether the debt securities shall be issued in whole or in part in the form of one or more global securities and the depositary for the global securities or debt securities, the circumstances under which any global security may be exchanged for debt securities registered in the name of any person other than the depositary or its nominee, and any other provisions regarding the global securities;

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  whether the debt securities are defeasible; and

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  any other terms of a particular series.

        Unless otherwise indicated in the prospectus supplement relating to the debt securities, the principal amount of and any premium, make-whole amount, or interest on the debt securities will be payable, and the debt securities will be exchangeable and transfers thereof will be registrable, at the office of the trustee. However, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register. Any payment of principal and any premium, make-whole amount, or interest required to be made on an interest payment date, redemption date, or at maturity that is not a business day need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the applicable date, and no interest shall accrue for the period from and after such date.

        Unless otherwise indicated in the prospectus supplement relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that at the time of issuance is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

        The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Modification of the Indentures

        We and the trustee may modify the indentures with respect to the debt securities of any series, with or without the consent of the holders of debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

        The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indentures discharged and under which the indenture obligations will be deemed to be satisfied.

Defaults and Notice

        The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, including:

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  failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration, or otherwise);

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  failure to make a payment of any interest on any debt security of such series when due;

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  our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

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  certain events relating to our bankruptcy, insolvency, or reorganization; and

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  certain cross defaults.

        If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately.

        The trustee under the indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

        The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method, and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability, or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

        The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee, and afford the trustee reasonable opportunity to act. Even so, the holder has an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if the indenture provides for convertibility or exchangeability at the option of the holder, and to institute suit for the enforcement of such rights.

Conversion or Exchange Rights

        If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

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  the type of securities into which they may be converted or exchanged;

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  the conversion price or exchange ratio, or its method of calculation;

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  whether conversion or exchange is mandatory or at the holder's election;

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  how and when the conversion price or exchange ratio may be adjusted; and

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  any other important terms concerning the conversion or exchange rights.

Concerning the Trustee

        We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Governing Law

        The indentures and the debt securities will be governed by the laws of the state of Utah.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Information regarding material United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. Prospective purchasers of securities are urged to consult their own tax advisers prior to any acquisition of securities.

PLAN OF DISTRIBUTION

        We may sell the securities in one or more of the following ways from time to time:

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  through underwriters or dealers for resale to the public or to institutional investors;

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  directly to a limited number of institutional purchasers or to a single purchaser;

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  through agents; or

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  if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

        Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

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  the name or names of any underwriters, dealers, or agents;

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  the purchase price of such securities and the proceeds to us from such sale;

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  any underwriting discounts, agency fees, and other items constituting underwriters' or agents' compensation;

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  the public offering price;

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  any discounts or concessions that may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed; and

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  the securities exchange on which the securities may be listed, if any.

        If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent. Further, unless otherwise so stated, the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The securities may be sold directly by us or through agents designated by us from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

        If dealers are used in the sale of any securities, we will sell the securities to the dealers as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase in accordance with a redemption or repayment pursuant to their terms or otherwise by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

        Underwriters will not be obligated to make a market in any securities. We can give no assurance regarding the activity of trading in, or liquidity of, any securities.

        Agents, dealers, underwriters, and remarketing firms may be entitled under agreements entered into with us to indemnification by us, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters, and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Each series of securities will be a new issue and other than the common stock, which is quoted on the NASDAQ Global Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

        The place, time of delivery, and other terms of the offered securities will be described in the applicable prospectus supplement.

LEGAL MATTERS

        Kruse Landa Maycock & Ricks, LLC, Salt Lake City, Utah, will pass upon the validity of any securities that we offer pursuant to this prospectus. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Estimates of our proved Polish gas reserves as of December 31, 2008, incorporated by reference into this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, were prepared by by RPS Energy, an independent engineering firm in the United Kingdom. Estimates of our proved United States oil reserves as of December 31, 2008, incorporated by reference into this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, were prepared by Larry Krause Consulting, an independent engineering firm in Billings, Montana.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" certain of our publicly filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus.

        Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities covered by this prospectus.

        The following documents filed with the SEC are incorporated by reference in this prospectus (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules):

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  our Annual Report on Form 10-K for the year ended December 31, 2008;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009; and

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  our Current Reports on Form 8-K filed on February 12, February 17, February 18, February 25, March 4, March 12, March 17, March 18, April 15, April 20, May 7, May 11, May 13, and May 28, 2009.

        We will provide without charge to any person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, excluding exhibits, unless we have specifically incorporated an exhibit in the incorporated document. Written requests should be directed to: FX Energy, Inc., 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, telephone number (801) 485-5555.

        Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

        The information relating to FX Energy, Inc., contained in this prospectus and the accompanying prospectus supplement is not comprehensive, and you should read it together with the information contained in the incorporated documents.